Candidate	Indication	Preclinical	Phase 1	Phase 2	Phase 3	Expected Milestones
Mavorixafor	**WHIM** (Warts, Hypogammaglobulinemia, Infections and Myelokathexis) syndrome				Phase 3	Top-line data **4Q 2022** **NDA 2H 2023**
	Waldenström's Macroglobulinemia (WM)		Phase 1b			Additional data in **4Q 2021**
	Chronic Neutropenia (CN) (Severe and Moderate)		Phase 1b			Initial data in **4Q 2021**
X4P-002	Oncology indications	IND-enabling				IND in 2H 2022
X4P-003	Primary immuno-deficiencies (PID)					